EXHIBIT D
                                                             Page 43 of 96 Pages

                                 PROMISSORY NOTE

$55,000,000                                                  Dated: May 11, 2001



                  FOR VALUE RECEIVED, the undersigned, Alfa Telecom Limited (as assignee of Alfa Bank Holdings Limited), a company incorporated in the British Virgin Islands ("Alfa"), HEREBY PROMISES TO PAY to the order of Global
                   ----
TeleSystems Europe Holdings B.V. (as the assignee of Global TeleSystems Europe B.V., which is the assignee of Global TeleSystems, Inc.), a company organized and  registered  under the laws of the  Netherlands  ("Seller"),  the  principal
                                                       ------
amount of FIFTY FIVE MILLION  UNITED  STATES  DOLLARS  ($55,000,000)  on May 31,
2001.



                                    ARTICLE I

                                TERMS OF PAYMENT

                  SECTION 1.01.  Prepayments.  Alfa may prepay  this Note at any
                                 -----------
time in whole or in part.

                SECTION 1.02.    Payments and Computations.  (a) Alfa shall make
                                 -------------------------
payment hereunder not later than 10:00 a.m. (New York City time) on the day when due in U.S. dollars by wire transfer in immediately available funds to the following account: Fidelity Institutional Cash Fund Plc, United States Dollar
Fund  910-2-735835,   reference  -  Customer  Number  2864  and  Account  Number
1050003748, at Chase Manhattan Bank N.A., 1 Chase Manhattan Plaza, New York, NY 10081, U.S.A., ABA 021000021, CHIPS 182762, SWIFT CHASUS33, or at such other account designated by the Seller or its permitted successors or assigns hereunder (the "Holder") at least two Business Days prior to the payment date.
                  ------
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                                                             Page 44 of 96 Pages

For purposes hereof, "Business Day" means a day of the year on which banks are not required or authorized to close in New York City.

                (b) All payments by Alfa, whether of principal, interest or otherwise, under this Note shall be made to the Holder for value on the due date without set-off or counter-claim and free of any deduction or withholding on any ground.

                (c)     If Alfa is compelled  by law to make any such  deduction
or withholding for or on account of tax, Alfa will pay to the Holder such additional amount(s) as are required to ensure that the Holder receives and retains (free from any liability in respect of any such deduction or withholding) a net amount equal to the full amount which it would have received if no such deduction or withholding had been made.

                (d) Any amounts payable by Alfa hereunder which are not paid when due shall bear interest (as well after as before judgment) from the date such payment was due until the date received at the rate of 15.00% per annum compounded monthly. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                                   ARTICLE II

                                EVENTS OF DEFAULT

                  SECTION  2.01.  Events  of  Default.  If any of the  following
                                  -------------------
events  ("Events  of  Default")   shall  occur  and  be  continuing   while  any
          -------------------
indebtedness remains outstanding hereunder:

                (a) Any representation or warranty made by Alfa or Alfa Bank Holdings Limited ("Guarantor") under or in connection with this Note, the Pledge
                   ---------
Agreement  dated the date  hereof by Alfa (the  "Pledge  Agreement"),  the Share
                                                 -----------------
Purchase Agreement dated the date hereof among Seller, Alfa and the other parties party thereto (the "Share Purchase Agreement") and the Stock Option
                              --------------------------
Agreement  dated the date  hereof  between  Seller and Alfa (the  "Stock  Option
                                                                   -------------
                                       2
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                                                             Page 45 of 96 Pages

Agreement"  and  collectively  with this Note, the Pledge  Agreement,  the Share
---------
Purchase Agreement and the Stock Option Agreement,  the "Operative  Documents"),
                                                         --------------------
shall prove to have been incorrect in any material respect when made; or

                (b) Alfa or Guarantor shall fail to perform or observe any term, covenant or agreement contained in any of the Operative Documents on its part to be performed or observed if such failure shall remain unremedied for 3 days after written notice thereof shall have been given to Alfa or Guarantor by the Holder; or

                (c) Alfa or Guarantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Alfa or Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Alfa or Guarantor shall take any corporate action to authorize any of the actions set forth above in this subsection (c); or

                (d) Alfa shall at any time cease to be under common control with Guarantor; or

                                                             Page 46 of 96 Pages

                (e) A moratorium on the payment of Alfa's or Guarantor's indebtedness is declared by the jurisdiction of organization of Alfa or Guarantor or by the government of Russia, or foreign exchange controls are, or any other law, rule or regulation is, imposed by either such jurisdiction restricting or prohibiting the purchase, conversion or transfer of foreign currency out of such jurisdiction such that either Alfa or Guarantor are or, if such restriction or prohibition continues in effect until the maturity date of the Note, would be unable to promptly pay when due the obligations under the Note or Guaranty;

then, and in any such event, the Holder may, by notice to Alfa, declare this Note, all interest thereon and all other amounts payable under this Note to be forthwith due and payable, whereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Alfa; provided, however, that in the event of an actual or deemed
                  --------   -------
entry of an order for relief with respect to Alfa under the United States Federal Bankruptcy Code, this Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Alfa.



                                   ARTICLE III

                                  MISCELLANEOUS

                  SECTION  3.01.  Amendments, Etc. No amendment or waiver of any
                                  ---------------
provision of this Note, nor consent to any departure by Alfa herefrom, shall in any event be effective unless the same shall be in writing and signed by the Holder and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION  3.02.  Notices, Etc.      All   notices   and   other
                                  ------------
communications provided for hereunder shall be in writing (including telecopier,

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                                                             Page 47 of 96 Pages

telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to Alfa, at its address at P.O. Box 3339, Geneva Place, 2nd Floor, #333 Waterfront Drive, Road Town, Tortola, British Virgin Islands, Attention: Pavel Nazarian; and if to the Seller, at its address at Avioport, Evert van de Beekstraat 314, 1118 CX Schiphol Airport, Netherlands,
Telefax: +31 20 800 66 02 and Global TeleSystems, Inc., 151 Shaftesbury Avenue, London WC2H 8AL, England, Attention: General Counsel, Telefax: +44 (0)20 7769 8083; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

                  SECTION  3.03.  No Waiver; Remedies. No failure on the part of
                                  -------------------
the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION  3.04.  Costs  and  Expenses.  Alfa  agrees  to pay on
                                  --------------------
demand all losses, costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note and any other instruments and documents delivered in connection herewith, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 3.04. In addition, Alfa shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Note and any other instruments and documents

                                                             Page 48 of 96 Pages

delivered in connection herewith, and agrees to save the Holder harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

                  SECTION  3.05.  Binding Effect. (a) This Note shall be binding
                                  --------------
upon and inure to the benefit of Alfa and the Holder and their respective successors and assigns, except that Alfa shall not have the right to assign its rights and obligations hereunder or any interest herein without the prior written consent of the Holder; provided, however, that so long as no Event of
                                --------   -------
Default has occurred and is continuing, the Holder may assign its rights hereunder, but only to affiliates of Seller, which assignee(s) must remain affiliate(s) of Seller unless and until there shall occur and be continuing an Event of Default.

                  (b) Notwithstanding any other provision set forth in this Note, the Holder may at any time sell, assign, transfer or otherwise dispose of this Note or create a security interest in all or any portion of its rights under this Note; provided, however, that so long as no Event of Default has
                   --------   -------
occurred and is continuing, the Holder may sell, assign, transfer or otherwise dispose of this Note or create a security interest herein, but only to affiliates of Seller, which assignee(s) must remain affiliate(s) of Seller unless and until there shall occur and be continuing an Event of Default.

                  SECTION  3.06.  Governing Law. This Note shall be governed by,
                                  -------------
and construed in accordance with, the laws of the State of New York, United States of America.

                  SECTION  3.07.  Jurisdiction, Etc. (a) Alfa hereby irrevocably
                                  -----------------
and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and Alfa hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to

                                                             Page 49 of 96 Pages

the extent permitted by law, in such federal court. Alfa agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Note in the courts of any jurisdiction. Alfa agrees that the process by which any suit, action or proceeding in the City of New York is begun may be served on it solely for purposes of disputes arising out of the transactions contemplated hereby by being delivered to Akin, Gump, Strauss, Hauer & Feld L.L.P. at 590 Madison
Avenue,   New  York,  New  York  10022,   U.S.A.

                (b) Alfa irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any New York State or federal court. Alfa hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 3.08.   Waiver of Jury Trial. Alfa hereby  irrevocably
                                  --------------------
waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Note or the actions of the Holder in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, Alfa has caused this Note to be executed by its officer thereunto duly authorized, as of the date first above written.

                                                   ALFA TELECOM LIMITED

                                                   By:
                                                       -------------------------
                                                       Name:
                                                       Title:

                                                             Page 50 of 96 Pages
                                 GUARANTY


                  SECTION 1.01.   Guaranty.  The undersigned  (the  "Guarantor")
                                  --------                           ---------
hereby unconditionally and irrevocably guarantees the punctual payment when due of the foregoing Note (the "Guaranteed Obligation"), and agrees to pay any and
                            ----------------------
all out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Holder in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to the amount that would be owed by Alfa Telecom Limited ("Alfa") to the Holder
                                                            ----
under the Guaranteed Obligation but for the fact that it is unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Alfa.

                  SECTION 2.01.   Guaranty  Absolute.  The  Obligations  of  the
                                  ------------------
Guarantor under this Guaranty are independent of the Guaranteed Obligation and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Alfa or whether Alfa is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of the Guaranteed Obligation or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, the Guaranteed Obligation or any other amendment or waiver of or any consent to departure from the Guaranteed Obligation;

                  (c)   any  change,   restructuring   or   termination  of  the
                  corporate structure or existence of Alfa or any of its subsidiaries; or

                                                             Page 51 of 96 Pages

                  (d) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Holder that might otherwise constitute a defense available to, or a discharge of, Alfa or the Guarantor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of the Guaranteed Obligation is rescinded or must otherwise be returned by the Holder or any other person upon the insolvency, bankruptcy or reorganization of Alfa, all as though such payment had not been made.

                  SECTION 3.01.   Waivers and Acknowledgments. (a) The Guarantor
                                  ---------------------------
hereby waives promptness, diligence, notice of acceptance and any other notice with respect to the Guaranteed Obligation and this Guaranty.

                  (b) The Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature.

                  (c) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the Guaranteed Obligation and that the waivers set forth in this Section 3 are knowingly made in contemplation of such benefits.

                  SECTION 4.01.   Amendments, Etc.  No amendment,  modification,
                                  ---------------
alteration or waiver of any of the terms or provisions of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and executed by the Guarantor and the Holder and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 5.01.   No Waiver;  Remedies.  No waiver by the Holder
                                  --------------------
of any of the provisions of this Guaranty shall be deemed to constitute a waiver of any other provision of this Guaranty. No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder

                                                             Page 52 of 96 Pages

preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 6.01.   Continuing   Guaranty.   This  Guaranty  is  a
                                  ---------------------
continuing guaranty and shall (a) remain in full force and effect until the payment in full in cash of the Guaranteed Obligation and all other amounts payable under this Guaranty, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Holder and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Holder may assign or otherwise transfer all or any portion of its rights and obligations under the Guaranteed Obligation to any successor holder, and such successor holder shall thereupon become vested with all the benefits in respect thereof granted to the Holder herein or otherwise.

                  SECTION 7.01.   Governing Law. This Guaranty shall be governed
                                  -------------
by and construed in accordance with the law of the State of New York, the United States of America.

                  SECTION 8.01.   Jurisdiction,  Etc. (a) The  Guarantor  hereby
                                  ------------------
irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any

                                                             Page 53 of 96 Pages

right that any party may otherwise have to bring any action or proceeding relating to this Guaranty in the courts of any jurisdiction. The Guarantor agrees that the process by which any suit, action or proceeding in the City of New York is begun may be served on it solely for purposes of disputes arising out of the transactions contemplated hereby by being delivered to Akin, Gump, Strauss, Hauer & Feld L.L.P. at 590 Madison Avenue, New York, New York 10022, U.S.A.

                  (b) The Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any New York State or federal court. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 9.01.   Waiver of Jury  Trial.  The  Guarantor  hereby
                                  ---------------------
irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Guaranty or the actions of the Holder in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                             ALFA BANK HOLDINGS LIMITED

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:



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